UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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GoRemote Internet Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by GoRemote Internet Communications, Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: GoRemote Internet Communications, Inc.

Commission File No.: 000-27871

On January 13, 2006, GoRemote Internet Communications, Inc. issued the following press release.

Financial Contact: John Riley

GoRemote Internet Communications

(408) 955-1920

investor@GoRemote.com

Media Contact: Bethany Sebra

GoRemote Internet Communications

(408) 965-1127

bsebra@GoRemote.com

GoRemote Sets Date For Stockholder Meeting To Vote On Acquisition By iPass

MILPITAS, Calif., - January 13, 2006 - GoRemote Internet Communications, Inc. (Nasdaq: GRIC), a leading provider of secure managed broadband network services, today announced that the special meeting of its stockholders to vote on a proposed acquisition of GoRemote by iPass Inc. will be held on Monday, February 13, 2006.   GoRemote stockholders of record on January 9, 2006 will be entitled to notice of, and to vote at, the special meeting and any adjournments thereof.

GoRemote will send stockholders a definitive proxy statement containing important information about the proposed merger and the matters presented for approval at the special meeting.  Stockholders are urged to read the proxy statement when it becomes available.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

On January 13, 2006, GoRemote filed with the SEC a definitive proxy statement and other relevant materials in connection with the transaction.   The definitive proxy statement will be mailed to the stockholders of GoRemote.  Investors and security holders of GoRemote are urged to read the proxy statement and the other relevant materials because they contain important information about GoRemote, the transaction and related risks.  The proxy statement and other relevant materials, and any other documents filed by GoRemote with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of GoRemote’s SEC filings by contacting GoRemote Investor Relations, c/o GoRemote Internet Communications, Inc., at (408) 955-1920 or investor@GoRemote.com.

GoRemote and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of GoRemote in connection with the merger described herein.  Information regarding the special interests of these directors and executive officers in the merger transaction described herein is included in the proxy statement of GoRemote described above.

ABOUT GOREMOTE

GoRemote Internet Communications, Inc. (NASDAQ: GRIC) is a leading provider of secure managed broadband network services, enabling customers to achieve best-of-breed network security and to increase critical business application performance, while reducing capital and operating expenses associated with their network. GoRemote provides a comprehensive portfolio of secure managed broadband network solutions for branch office and retail environments, teleworkers/home offices and mobile workforces. The GoRemote Global Network™, after adding the T-Mobile Hotspots, will include more than 60,000 wired and wireless access points in more than 150 countries. More information about GoRemote is available at www.GoRemote.com or by calling +1 408 955 1920.

GoRemote, GoRemote Internet Communications, GoRemote Mobile Office, GoRemote Teleworker, GoRemote Branch Office, GoRemote Global Network, GoRemote Revolution, GoRemote Total Security Protection, GoRemote Universal Remote Control and “For the everywhere enterprise” are trademarks of GoRemote Internet Communications, Inc.  All other trademarks mentioned in this document are the property of their respective owners.